Beyond ordinary banking Investor Presentation H o r i z o n B a n c o r p , I n c . ( N A S D A Q : H B N C ) F i r s t Q u a r t e r 2 0 2 4 A p r i l 2 4 , 2 0 2 4

Important Information Forward-Looking Statements 2 This presentation may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this presentation should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward– looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; economic conditions and their impact on Horizon and its customers, including local and global economic recovery from the pandemic; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions and divestitures; acts of terrorism, war and global conflicts, such as the ongoing conflicts between Russia and Ukraine and Israel and Hamas; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. Non-GAAP Measures Certain non-GAAP financial measures are presented herein. Horizon believes they are useful to investors and provide a greater understanding of Horizon’s business without giving effect to non-recurring costs and non-core items. For each non-GAAP financial measure, we have presented comparable GAAP measures and reconciliations of the non-GAAP measures to those GAAP measures in the Appendix to this presentation. Please see slides 25–27.

Seasoned Management Team 3 Kathie A. DeRuiter EVP & Senior Operations Officer • 34 Years of Banking and Operational Experience • 23 Years as Senior Bank Operations Officer • 26 Years with Horizon Todd A. Etzler EVP & Corporate Secretary & General Counsel • 32 Years of Corporate Legal Experience and 13 years of General Counsel Experience • 6 Years with Horizon Lynn M. Kerber EVP & Chief Commercial Banking Officer • 33 Years of Banking Experience • 6 Years with Horizon Thomas M. Prame President & Chief Executive Officer • 29 Years of Banking Experience • 2 Years with Horizon Mark E. Secor EVP & Chief Financial Officer • 35 Years of Banking and Public Accounting Experience • 16 Years with Horizon

First Quarter 2024

HIGHLIGHTS AND DEVELOPMENTS

- Net income $14.0MM
  - EPS $0.32
- NIM expansion of 7 bps to 2.50%
  - Early benefit of December balance sheet repositioning
  - March NIM results at 2.53%
- Strong long growth and asset repositioning
  - $85MM organic
  - $154MM in acquired loans
  - $39MM reduction in indirect
- Cash position of $271MM at period end
  - Flexibility to support continued margin expansion
- Stable core deposit base
  - Modest balance changes with outflows primarily in public funds portfolio
- Excellent credit metrics
  - Continued low NPLs and NCOs
  - Loan growth in higher credit performing segments
- Continued disciplined operating model
  - 1.90% of non-interest expense/average assets, annualized

($000S EXCEPT PER SHARE DATA)	1Q24	4Q23
INCOME STATEMENT		
Net interest income	$43,288	$42,257
NIM	2.50%	2.43%
Provision	$805	$1,274
Non-interest income*	$9,929	$(20,449)
Non-interest expense^	$37,107	$39,330
Net income*, ^	$13,991	$(25,215)
Diluted EPS*, ^	$0.32	$(0.58)
BALANCE SHEET		
Total loans	$4,619,097	$4,419,048
Total deposits	$5,579,870	$5,664,893
CREDIT QUALITY		
NPA/total assets ratio	0.26%	0.27%
Net charge-offs to avg. loans for the period	0.01%	0.02%

* 4Q23 results reflect after-tax loss of $32.7 million from sale of $382.7mm of AFS securities announced on December 12, 2023, including a $31.6 million pre-tax loss on the sale of securities and tax penalties and charges on the surrender of $112.8 million in bank owned life insurance (BOLI)

^ In 4Q23, the company incurred $705,000 in extraordinary expenses including costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities

4

Loan Growth

FIRST QUARTER HIGHLIGHTS

- Total loan growth of $200MM
  - Led by Commercial growth of $75MM, 11.2% annualized
  - Equipment finance contributed $23MM late in the quarter
- Deployment of $154MM in balance sheet restructuring proceeds into portfolio high quality acquisitions
  - $95MM of 1-4 family jumbo residential mortgages with 7.29% yield acquired
  - $59MM of consumer home improvement loans with 10.65% yield and credit protections
- Continued reductions in indirect auto as part of strategic shift into higher yielding assets



Consumer Direct
Indirect Auto
Resi
C&I
CRE
Other
1%
14%
8%
17%
17%
43%
Total Loans
$4.6B
MRQ end



$4,419MM
-$39MM
$22MM
$53MM
$52MM
$101MM
$11MM
$4,619MM
4Q23 Loans
Indirect Auto
CRE
C&I
Consumer Direct
Resi
Other
1Q24 Loans

Data as of most-recent quarter (MRQ) end unless stated otherwise.

5

30% 19% 18% 14% 8% 7% 4% Geography $2.7B MRQ end Central Indiana West Michigan Southwest Michigan Northern Indiana Northern Michigan East Michigan Other Diversified Commercial Portfolio 47% 27% 22% 2% 1% 1% Mix $2.7B MRQ end Non-Owner Occupied Real Estate C&I Owner Occ. Real Estate Ag Loans Develop./Land Res. Spec. Homes F I R S T Q U A R T E R H I G H L I G H T S • Commercial loan portfolio o Grew organically by $75MM, 11.2% annualized • Commercial pipeline o At $187MM compared to $167MM at 4Q23 end • YTD net recoveries of $57K • Average portfolio yield of 6.14% up 9 basis points from 4Q23 o New production yield 7.52% o Average loan size $500K • Equipment finance o Launched at the beginning of 1Q24 o $23MM production YTD o Targeting $100MM-$125MM production in ’24 o $150K-$250K size deals o Financing for essential applications only, such as industrial, high-tech manufacturing, logistics, and medically necessary clinical and diagnostic equipment Data as of most-recent quarter (MRQ) unless stated otherwise. 6

Midwest Commercial Lending Strength

HORIZON BANK

STRONG AND TRADITIONAL COMMERCIAL LENDING

- Multi-family represents 6% of loans
  - No major metros outside Indiana and Michigan, other than $12MM in the Columbus, OH area
  - Zero rent regulated/stabilized originated or in portfolio
  - $2MM average loan size
- Non-owner-occupied office represents 3.4% of total loans
  - All in Indiana and Michigan
  - $1MM average loan size
- Health Care, Educational & Social represents 5.4% of loans
  - Inclusive of skilled nursing and assisted living

COMMERCIAL LOANS BY INDUSTRY ($M)	3/31/24 BALANCE	% OF COMMERCIAL PORTFOLIO	% OF TOTAL LOAN PORTFOLIO
Lessors – Residential Multi Family	$280	10.2%	6.1%
Health Care, Educational & Social	249	9.1%	5.4%
Warehouse/Industrial	180	6.5%	3.9%
Individual and Other Services	173	6.3%	3.7%
Retail	162	5.9%	3.5%
Hotel	161	5.8%	3.5%
Office (except medical)	158	5.7%	3.4%
Real Estate Rental & Leasing	153	5.6%	3.3%
Manufacturing	142	5.2%	3.1%
Finance & Insurance	132	4.8%	2.9%
Lessors – Student Housing	101	3.7%	2.2%
Construction	94	3.4%	2.0%
Retail Trade	89	3.2%	1.9%
Mini Storage	79	2.9%	1.7%
Lessors – Residential 1-4 Family	78	2.8%	1.7%
Medical Office	74	2.7%	1.6%
Government	65	2.4%	1.4%
Restaurants	65	2.4%	1.4%
Transportation & Warehousing	51	1.9%	1.1%
Leisure and Hospitality	48	1.7%	1.0%
Professional & Technical Services	44	1.6%	1.0%
Wholesale Trade	40	1.5%	0.9%
Farm Land	33	1.2%	0.7%
Development Loans	24	0.9%	0.5%
Other	75	2.6%	1.6%
Total	$2,750	100.0%	59.5%

Data as of most-recent quarter (MRQ) unless stated otherwise.

7

Well-Managed CRE Maturities $ 0 0 0 s $213,000 $101,000 11% 5% All rates <7% rates Loans Outstanding % of Total Adjusted CRE* 2024 Maturities Remaining Average Rate 6.35% $ 0 0 0 s $188,000 $123,000 10% 6% All rates <7% rates Loans Outstanding % of Total Adjusted CRE* 2025 Maturities Average Rate 5.59% Data as of most-recent quarter (MRQ) end. * Adjusted CRE excludes loans closed, non-accrual and matured prior to 2024. 8

Prime Consumer Loans F I R S T Q U A R T E R H I G H L I G H T S Consumer Direct • Increased ~$52MM, consistent with plan o Includes deployment of $59MM in balance sheet restructuring proceeds into acquisition of consumer portfolio with 10.65% yield and credit protections • YTD net charge-offs ~ 4 basis points • Average portfolio yield of 8.23% o Average new production yield of 8.92% Indirect Auto • Decreased $39MM in 1Q24 o Decreased $140M since beginning of ‘23 o Replenishing with higher yielding assets • YTD net charge-offs ~ 7 basis points • Average portfolio yield of 3.28% in the quarter 48% 35% 6% 2% 2% 7% Consumer $1.0B MRQ end HELOCs Indirect Auto Home Equity Term RV & Boat Direct Auto Other DIRECT CONSUMER INDIRECT AUTO CREDIT SCORE 748 726 DEBT-TO-INCOME 40% 28% LOAN-TO-VALUE 66% 90% Data as of most-recent quarter (MRQ) unless stated otherwise. 9

Prime Mortgage Loans

FIRST QUARTER HIGHLIGHTS

- Portfolio increased by $101MM
  - Includes deployment of $95MM in balance sheet restructuring proceeds into acquisition of 1-4 family prime jumbo residential portfolio with 7.29% yield
- Originations aligning with industry and limited inventory
  - Q1 '24: $34MM
- YTD net recoveries of $5K
- Consistent higher quality borrowers, significant capacity to pay and low LTV
- Average portfolio yield of 4.53%, up 21 bps from 4Q23
  - Average new production yield of 7.25%



1%
3%
39%
57%
Mortgage
$782M
MRQ end
Jumbo
Conforming
Construction
Rental

CREDIT SCORE	760
DEBT-TO-INCOME	34%
LOAN-TO-VALUE	70%

Data as of most-recent quarter (MRQ) unless stated otherwise.

10

Strong Asset Quality Metrics $379 $274 $722 $785 $426 0.01% 0.01% 0.02% 0.02% 0.01% 1Q23 2Q23 3Q23 4Q23 1Q24 Net Charge Offs Commercial Resi Real Estate Consumer Total NCOs/Average Loans $ 0 0 0 s $19,797 $22,109 $19,448 $20,269 $19,161 0.47% 0.52% 0.45% 0.46% 0.41% 1Q23 2Q23 3Q23 4Q23 1Q24 Non-Performing Loans (period end) Commercial Resi Real Estate Consumer Total NPLs/Loans $ 0 0 0 s $ 0 0 0 s $49,526 $49,976 $49,699 $50,029 $50,387 1.17% 1.17% 1.14% 1.13% 1.09% 1Q23 2Q23 3Q23 4Q23 1Q24 ACL ACL/Loans Allowance for Credit Losses (period end) $ 0 0 0 s $13,971 $10,913 $13,090 $16,595 $15,154 0.33% 0.26% 0.30% 0.38% 0.33% 1Q23 2Q23 3Q23 4Q23 1Q24 39 to 89 days delinquent Delinquencies/Loans 30–89 Days Delinquent (period end) 11

NIM Expansion 12 * Commercial lending fees recognized in interest income. First Quarter Expansion Continued 2024 Momentum • Driven primarily by loan yields increasing and deliberate shift of balance sheet to higher yielding assets • Continued disciplined deposit pricing • Loan fees uneven, will balance out throughout the year • 2.50% NIM for the quarter o 2.46% January o 2.50% February o 2.53% March

Fee Income F I R S T Q U A R T E R H I G H L I G H T S • $9.9MM in non-interest income o Seasonal income platform with historical growth in subsequent quarters o Core service fees particular from cards, deposit service charges and wealth, displayed a good start to the year compared to Q1 ‘23 o “Other Income” reflective of surrender of $114 million of BOLI polices in the previous quarter, down $360,000 from Q4 13 Adjusted Non-interest Income Excluding Securities Gains and Losses* ($000s) $6,004 $6,721 $6,392 $6,419 $6,424 $1,275 $1,247 $1,206 $1,352 $1,316 $1,498 $1,645 $2,213 $1,675 $1,065 $843 $1,384 $2,019 $1,677 $1,124 $10,120 $10,977 $11,830 $11,123 * $9,929 1Q23 2Q23 3Q23 4Q23 1Q24 Service fees Fiduciary activities Mortgage related income All Other *See Footnote Index and non-GAAP reconciliations in AppendixData as of most-recent quarter (MRQ) unless stated otherwise.

Diligent Expense Management F I R S T Q U A R T E R H I G H L I G H T S • $37.1MM in non-interest expense o Well managed expenses across the franchise in salaries and third party services • Operating expenses inclusive of investments in revenue generating roles o C&I, CRE, Equipment Finance and Treasury Management capabilities o Continuing in Q2 ‘24 • Non-interest expense to average assets annualized o 1.90% for the quarter, supporting <2.00% outlook for FY24 14 Adjusted Non-interest Expense ($000s) $18,712 $20,162 $20,058 $21,172 $20,268 $15,812 $16,100 $16,110 $17,453 $16,839 $34,524 $36,262 $36,168 $38,625* $37,107 1.79% 1.86% 1.81% 1.94% 1.90% 1Q23 2Q23 3Q23 4Q23* 1Q24 All Other Non-interest Expense Salaries & Employee Benefits Annualized Non-Interest Expense to Average Assets * 4Q23 excludes $705,000 in extraordinary expenses, including costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank’s treasury management capabilities. See Footnote Index and non-GAAP reconciliations in Appendix. Data as of most-recent quarter (MRQ) unless stated otherwise.

7.6% 6.6% 7.1% 7.2% 8.3% 7.2% 7.4% 7.4% 2021 2022 2023 2024 Q1 12.0% 11.3% 11.1% 10.9% 12.1% 11.4% 11.6% 11.6% 2021 2022 2023 2024 Q1 TCE/TA 7.0% CET1 Ratio Capital Position Provides Flexibility Peer Data Source: S&P Global Market Intelligence. Adequate + BufferKBW Regional Bank Index Median – MRQHBNC Ratio 9.2% 10.0% 9.4% 9.7% 8.9% 9.5% 9.4% 9.4% 2021 2022 2023 2024 Q1 15.4% 13.4% 14.1% 13.8% 14.2% 13.6% 14.0% 14.0% 2021 2022 2023 2024 Q1 Leverage Ratio Total RBC Ratio 4.0% 10.5% 15

Outlook

HORIZON BANK

FULL YEAR EXPECTATIONS

- Continued Quality Loan Growth
  - Q2 led by commercial and leasing
  - Reinvesting cash flows from lower yielding assets into higher quality loans
- Momentum in Net Interest Income and Margin
  - Continued discipline pricing of new loan production and funding costs
  - Modeling conservative view of two rate cuts in second half of 2024
- Consistent Fee Income Performance
  - Seasonal growth and performance in deposit service charges and card income
  - Wealth income and mortgage to growth throughout year
- Disciplined Operating Expenses
  - Consistent and measured review across franchise for cost savings
  - Strategic adds to revenue producing teams

	1Q 2024 Actual	**2Q 2024 Expectations**
Total Loan Growth Annualized	18.2%	**8 - 10%**
Net Interest Margin	2.50%	**2.55 - 2.58%**
Net Interest Income	$43.3 MM	**$44.7 – $45.5 MM**
Non-Interest Income	$9.9 MM	**$10.0 - $10.5 MM**
Non-Interest Expense	$37.1 MM	**$37.5 - $38.3 MM**
Annual Expenses to Average Assets	1.90%	**<2.00%**

16

Why Horizon?

DISTRIBUTION IN EXCELLENT GROWTH MARKETS

Economically Attractive

Horizon's branches are located strategically in markets with attractive business environments, tax rates, housing affordability, infrastructure and quality of life. Our markets are stable and strong with reduced volatility compared to major metropolitan markets.

Major Brands

Horizon's markets are home to multi-national companies, flourishing ecosystems of suppliers, spin-offs and professional services firms, and thriving college towns.

These regional economic engines include global leaders in medical devices, pharmaceuticals, agribusiness, automotive/mobility, alternative energy, and high-tech manufacturing, as well as world-renowned universities like Notre Dame, Purdue, Indiana, Michigan, Michigan State, and Grand Valley State.

Diverse Opportunities

Horizon's Commercial and Retail Banking offerings are complimented by well-developed Treasury Management, Wealth, Mortgage Banking platforms.

Horizon's core deposit franchise is grounded in the long tenure of its clients, significant market share, and its relationship based banking model.



Loans
$1.8B
Deposits
$1.7B
MICHIGAN
INDIANA
Loans
$2.1B
Deposits
$3.8B

Data as of most-recent quarter (MRQ). Loans outstanding by state exclude mortgage warehouse and acquired loans.

17

Why Horizon? 18 P R O V E N O P E R A T O R Consistent and Strong loan growth with Low Credit Risk Profile Positive momentum with annualized loan growth of 18.2%, with 4.2% annualized organic loan growth led by commercial platform Abundant cash position to continue to reinvest in core lending platforms and new equipment leasing vertical A proven history of excellent credit metrics: 1 basis points charge- offs and 1.09% allowance for credit losses Tenured And Stable Deposit Base With Significant Liquidity Stable, granular deposit base, average account tenure over 10 years Actively managing funding cost to create shareholder value Significant liquidity of $1.6 billion in availability; 80% deposits insured/ collateralized Disciplined Operating Culture Disciplined expense management results, 1.90% operating expenses/average assets year to date Excellent credit metrics with low non-performing loans and charge-offs Compelling Value Supported By Commitment To Dividend P/EPS of 9.25 5.4% dividend yield, and targeted dividend payout ratio of 30-40% aligned with capital retention strategy 30+ year record of uninterrupted quarterly cash dividends to shareholders Cash at the holding company represents approximately 8 quarters of the current dividend plus fixed costs Horizon financial data as of most-recent quarter (MRQ) unless stated otherwise. Price multiples as of 4/19/2024.

Appendix

Diversified Commercial Loans By Industry 20 1% 2% 3% 3% 3% 4% 6% 6% 6% 6% 10% 0% 5% 10% 15% Farm Land All Others Medical Office Lessors: Residential 1–4 Mini Storage Lessors: Student Housing Office (Except Medical) Hotel Retail Warehouse/Industrial Lessors: Residential Multi Non-Owner Occupied CRE – 50% of Total Commercial Loans ~$1.4 Billion 1% 1% 1% 1% 1% 2% 2% 2% 2% 3% 6% 0% 2% 4% 6% Wholesale Trade Professional & Technical Services All Others Construction Leisure and Hospitality Restaurants Retail Trade Manufacturing Real Estate Rental & Leasing Individuals and Other Services Health Care, Edu. Social Assist. Owner Occupied CRE – 22% of Total Commercial Loans ~$0.6 Billion 1% 1% 1% 1% 1% 1% 2% 2% 3% 3% 3% 4% 5% 0% 1% 2% 3% 4% 5% Professional & Technical Services Wholesale Trade Restaurants Retail Trade All Others Transportation & Warehousing Construction Government Manufacturing Real Estate Rental & Leasing Individuals and Other Services Health Care, Educational Social Assist. Finance & Insurance C&I Loans – 28% of Total Commercial Loans ~$0.8 Billion C O M M E R C I A L L O A N S – $ 2 . 7 5 0 B I L L I O N Data as of most-recent quarter (MRQ) end unless stated otherwise. All percentages are of total commercial loans.

Granular and Tenured Deposits 21 Seasoned, Core Deposit Base • Consumer: $7K avg. account balance 11 year avg. tenure • Commercial: $50K avg. account balance 10 year avg. tenure • Public: $782K avg. account balance 11 year avg. tenure 51% of Balances in Checking Accounts • Daily operating accounts of clients • Long tenured relationships of 11 years 80% of Balances Insured/Collateralized • Significant portion of deposits covered by FDIC, Collateralized or IntraFi • Additional coverage through Indiana Public Deposit Insurance Fund (PDIF) 57% 23% 20% Total Deposits $5.6B MRQ End FDIC Insured <$250K, Collateralized and/or Third-Party Insured (e.g., IntraFi and Indiana PDIF) 80% Data as of most-recent quarter (MRQ) end unless stated otherwise.

0.0% 1.0% 2.0% 3.0% 4.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 HBNC U.S. commercial banks¹ 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 HBNC U.S. commercial banks¹ Net charge offs as a % of average loans Nonperforming assets as % of assets Proven Credit Quality Through Cycles 0.15% 0.50% 0.63% 0.02% 0.20% 0.39 0.47% 0.26% Source: SNL Financial Note: Financial data as of December 31, 2023; ¹Based on regulatory financials for all U.S. commercial banks as defined by SNL Financial banking industry aggregates 22

High-Quality Investment Securities

HORIZON BANK

- Book yield continues to increase
- Cash flows to support funding of higher yielding loans

	1Q23	2Q23	3Q23	4Q23	1Q24	SCHEDULED NEXT QUARTER*	SCHEDULED NEXT 12 MONTHS*
ROLL-OFF/CASH FLOW	$25,000	$41,000	$26,000	$28,000	$27,000	$28,000	$103,000
SALES	$65,000	$24,000	-	$383,000	-		
DURATION (YEARS)	6.58	6.41	6.70	6.97	6.92		
BOOK YIELD	2.22%	2.21%	2.21%	2.25%	2.30%		

AVAILABLE FOR SALE (AFS) SECURITIES ON MARCH 31, 2024					HELD TO MATURITY (HTM) SECURITIES ON MARCH 31, 2024			
AMORTIZED COST	UNREALIZED LOSS, NET	FAIR VALUE**	DURATION (YEARS)		AMORTIZED COST**	UNREALIZED LOSS, NET	FAIR VALUE	DURATION (YEARS)
$71,943	$(9,017)	$62,926	~4.4	U.S. TREASURY AND FEDERAL AGENCIES	$284,236	$(43,199)	$241,037	~6.1
352,738	(53,483)	299,255	~7.4	STATE AND MUNICIPAL	1,078,388	(166,758)	911,630	~9.6
3,819	(369)	3,450	~4.3	FEDERAL AGENCY CMOS	49,913	(8,088)	41,825	~4.7
157,812	(24,670)	133,142	~4.7	FEDERAL AGENCY MORTGAGE-BACKED POOLS	319,181	(50,329)	268,852	~5.2
-	-	-	-	PRIVATE LABELED MORTGAGE-BACKED POOLS	31,712	(4,530)	27,182	~3.7
42,119	(5,573)	36,546	~4.4	CORPORATE NOTES	162,453	(25,126)	137,327	~5.6
$628,431	$(93,112)	$535,319	~6.2	TOTAL	$1,925,883	$(277,037)	$1,627,853	~7.6

*Excludes securities sales
**Book value, representing fair value for AFS securities and amortized cost for HTM securities

All dollar amounts in thousands

23

Footnote Index 24 Slides Footnote 13 • Adjusted non-interest income excludes gain/(loss) on sale of investment securities. (See further in the Appendix for a reconciliation of these non- GAAP amounts to their GAAP counterparts.) 14 • Adjusted non-interest expense excludes extraordinary expenses, including costs associated with previously disclosed staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank’s treasury management capabilities. (See further in the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.) 25–27 Use of Non-GAAP Financial Measures • Certain information set forth in the presentation materials refers to financial measures determined by methods other than in accordance with GAAP. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to purchase accounting impacts, one-time acquisition and other non-recurring costs and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

Footnote Index 25 March 31 December 31 September 30 June 30 March 31 2024 2023 2023 2023 2023 Non-interest Income Service charges on deposit accounts 3,214$ 3,092$ 3,086$ 3,021$ 3,028$ Wire transfer fees 101 103 120 116 109 Interchange fees 3,109 3,224 3,186 3,584 2,867 Ficuciary activities 1,315 1,352 1,206 1,247 1,275 Gains (losses) on sale of investment securities - (31,572) - 20 (500) Gain on sale of mortgage loans 626 951 1,582 1,005 785 Mortgage servicing inccome net of impairment 439 724 631 640 713 Increase in cash value of bank owned life insurance 298 658 1,055 1,015 981 Other income 827 1,019 964 349 362 Total non-interest income 9,929$ (20,449)$ 11,830$ 10,997$ 9,620$ (Gains) losses on sale of investment securities - 31,572 - (20) 500 Adjusted non-interest income 9,929$ 11,123$ 11,830$ 10,977$ 10,120$ Three Months Ended (Dollars in Thousands, Unaudited) Non-GAAP Reconciliation of Non-Interest Income

Footnote Index 26 Actual Extraordinary Expenses Adjusted Actual Extraordinary Expenses Adjusted Non-interest Expense Salaries and employee benefits 20,268$ -$ 20,268$ 21,877$ (705)$ 21,172$ Net occupancy expenses 3,546 - 3,546 3,260 - 3,260 Data processing 2,464 - 2,464 2,942 - 2,942 Professional fees 607 - 607 772 - 772 Outside services and consultants 3,359 - 3,359 2,394 - 2,394 Loan expense 719 - 719 1,345 - 1,345 Core deposit intangible amortization 1,320 - 1,320 1,200 - 1,200 FDIC insurance expense 872 - 872 903 - 903 Other losses 16 - 16 508 - 508 Other expense 3,936 - 3,936 4,129 - 4,129 Total non-interest expense 37,107$ -$ 37,107$ 39,330$ (705)$ 38,625$ Annualized non-interest expense to average assets 1.90% 1.90% 1.98% 1.94% Three Months Ended Non-GAAP Reconciliation of Non-Interest Expense (Dollars in Thousands, Unaudited) March 31 2024 December 31 2023

Footnote Index 27 Actual Extraordinary Expenses Adjusted Actual Extraordinary Expenses Adjusted Actual Extraordinary Expenses Adjusted Non-interest Expense Salaries and employee benefits 20,058$ -$ 20,058$ 20,162$ -$ 20,162$ 18,712$ -$ 18,712$ Net occupancy expenses 3,283 - 3,283 3,249 - 3,249 3,563 - 3,563 Data processing 2,999 - 2,999 3,016 - 3,016 2,669 - 2,669 Professional fees 707 - 707 633 - 633 533 - 533 Outside services and consultants 2,316 - 2,316 2,515 - 2,515 2,717 - 2,717 Loan expense 1,120 - 1,120 1,397 - 1,397 1,118 - 1,118 Core deposit intangible amortization 1,300 - 1,300 840 - 840 540 - 540 FDIC insurance expense 903 - 903 903 - 903 903 - 903 Other losses 188 - 188 134 - 134 221 - 221 Other expense 3,294 - 3,294 3,413 - 3,413 3,548 - 3,548 Total non-interest expense 36,168$ -$ 36,168$ 36,262$ -$ 36,262$ 34,524$ -$ 34,524$ Annualized non-interest expense to average assets 1.81% 1.81% 1.86% 1.86% 1.79% 1.79% Three Months Ended Non-GAAP Reconciliation of Non-Interest Expense (Dollars in Thousands, Unaudited) September 30 2023 June 30 2023 March 31 2023

Thank you Mark E. Secor Executive Vice President and Chief Financial Officer 515 Franklin Street, Michigan City, IN 46360 219-873–2611 Investor.HorizonBank.com